UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2018

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2018 the Board of Directors (the “Board”) of First Capital, Inc. (the “Company”) voted to increase the size of the Board from ten (10) directors to twelve (12) directors, effective immediately. In connection with this increase in the size of the Board, Class 3 of the Board, whose directors’ terms will expire in 2020, will be increased from two (2) to four (4) directors. The size of Class 1 of the Board, whose directors’ terms expire in 2021, and Class 2, whose directors’ terms expire in 2019, will be unaffected.

Also on July 16, 2018, the Board has elected Lou Ann Moore and Rob Guilfoyle to fill the vacancies created by the increase in the size of the Board, effective immediately, to serve until the next election of the directors of Class 3 and until their respective successors have been elected and qualified, or their earlier resignation, removal, or death. Ms. Moore and Mr. Guilfoyle will also serve as directors of the Company’s wholly owned subsidiary, First Harrison Bank (the “Bank).

The Board has not appointed Ms. Moore or Mr. Guilfoyle to any of the Board’s committees but will continue to evaluate if the service of Ms. Moore or Mr. Guilfoyle on any committee becomes necessary.

Ms. Moore is currently the owner of and a real estate broker for Century 21 Advantage Plus in Shepherdsville, Kentucky. Ms. Moore also owns and operates a property management company and real estate referral company, serves on the Board of Directors of the Jefferson County Technical College, Bullitt County YMCA, and Bullitt County Chamber of Commerce, and serves on the Board of Trustees for the Bernheim Arboretum and Research Forest. Ms. Moore is heavily involved in the communities served by the Bank and will bring extensive knowledge of the real estate markets of such communities.

Mr. Guilfoyle is the founder and Chief Executive Officer of Abe AI, Inc., a financial technology company focused on developing artificial intelligence for financial institutions, and previously served as Chief Product Officer for Edukate, Inc., a financial literacy firm located in Orlando, Florida. Mr. Guilfoyle holds a Bachelor’s of Science in Informatics with a focus on Information Security and Computer Science from Indiana University. Mr. Guilfoyle’s technology background will provide the Board with valuable insight into how the Bank may be able to better serve its customers.

There are no family relationships between Ms. Moore or Mr. Guilfoyle and any director or other executive officer of the Company nor are there any transactions between Ms. Moore or Mr. Guilfoyle or any member of their respective immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Moore or Mr. Guilfoyle and any other persons or entities pursuant to which Ms. Moore or Mr. Guilfoyle was elected as a director of the Company.

The Company has not made and will not make any grant or award to Ms. Moore or Mr. Guilfoyle in connection with the election to the Board. However, upon election to the Board, Ms. Moore and Mr. Guilfoyle became entitled to receive compensation to the same extent as paid to other non-employee directors of the Company and the Bank, including to participate in the Company’s 2009 Equity Incentive Plan. For the year ending December 31, 2018, members of the Bank’s Board of Directors will receive $1,316 per meeting held. No separate fees are paid for service on committees or on the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: July 17, 2018	By:	/s/ William W. Harrod
Name: William W. Harrod
Title: Chief Executive Officer

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